EXHIBIT 10.25

                                 SOUTHTRUST BANK
                              POST OFFICE BOX 2166
                             ORLANDO, FLORIDA 32802

                               September 27, 2002

ANGELO MORINI
GALAXY NUTRITIONAL FOODS, INC.,
a Delaware corporation
2441 Viscount Row
Orlando, Florida  32809

          Re: Renewal Promissory Note (PROMISSORY NOTE) in the principal amount of $10,000,000.00, executed by GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation, f/k/a GALAXY FOODS COMPANY (BORROWER) in favor of SouthTrust Bank (BANK), as guaranteed by ANGELO MORINI ("GUARANTOR")

Dear  Mr. Morini:

     As you are aware, the Borrower has not made the principal payments, each in the amount of $93,000.00 per month, that were due by the Borrower to the Bank on the 10th day of the months of June, July, August and September of 2002, pursuant to the terms of the above referenced Promissory Note. It is my understanding that you have requested that the principal payments that were due on the 10th day of June, July, August and September of 2002 (the "DEFERRED PAYMENTS") be deferred until the maturity date of the Promissory Note. The Bank acknowledges that the interest payments have been made by Borrower to Bank in accordance with the terms of the Promissory Note, and shall continue to be due and owing by the Borrower in accordance with the terms of the Promissory Note. The Bank has agreed to defer the principal payments, in the amount of $93,000.00 each, that were due by Borrower to Bank on the 10th day of June, July, August, and September of 2002, until the maturity date of the Promissory Note, at which time all then unpaid principal and interest, including the Deferred Payments shall be due and payable in full. All other terms and conditions of the Promissory Note not modified herein shall remain unchanged and in full force and effect, including, but not limited to, the obligation of the Borrower to continue to pay to the Bank monthly principal payments of $93,000.00 each, together with accrued interest due pursuant to the terms of the Promissory Note, commencing on October 10, 2002, and on the 10th day of each and every month thereafter until the maturity date of the Promissory Note at which time all then unpaid principal and interest shall be due and payable in full.


                                        Sincerely,

                                        SOUTHTRUST BANK

                                        By: /s/ Todd H. Banes
                                            -----------------
                                            TODD H. BANES
                                            Vice President